Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Steven Gray, certify that:

1.        I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K (this “report”) of RSP Permian, Inc.; and

2.        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Steven Gray
Steven Gray
Chief Executive Officer

Date: April 30, 2018